Exhibit 99.2

Earnings Release and Supplemental Information Quarter Ended September 30, 2014

Table of Contents Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO and EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic Diversification and 10 Largest Customers 17 Development Summary and Capital Expenditures 18 Capital Structure Market Capitalization and Debt Summary 19 Interest Summary and Debt Covenants 20 2014 Guidance 21 Appendix 22

CORESITE REPORTS STRONG THIRD-QUARTER REVENUE AND EARNINGS GROWTH Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix DENVER, CO – October 30, 2014 CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center solutions, today announced financial results for the third quarter ended September 30, 2014. Quarterly Highlights • Reported third-quarter funds from operations (“FFO”) of $0.55 per diluted share and unit, representing 17.0% growth year over year • Reported third-quarter total operating revenues of $70.5 million, representing a 16.3% increase year over year • Executed new and expansion turn-key data center leases representing $7.6 million of annualized GAAP rent at a rate of $141 per square foot • Realized rent growth on signed renewals of 3.0% on a cash basis and 10.6% on a GAAP basis and recorded rental churn of 1.2% • Commenced 45,014 net rentable square feet of new and expansion leases with GAAP annualized rent of $135 per square foot, increasing stabilized data center occupancy to 86.4% Tom Ray, CoreSite’s Chief Executive Officer, commented, “The third quarter reflected continued execution and ongoing momentum throughout the organization.” Mr. Ray continued, “We are pleased with the execution of our sales and marketing teams thus far this year as evidenced by our quarterly results. Leasing activity was healthy across the portfolio, led by the Silicon Valley, New York, Chicago, and Los Angeles markets. We believe our activities closing out 2014 point toward another year of solid growth in 2015, as we set the stage for anticipated new developments within existing facilities across multiple markets in our portfolio, including at BO1, CH1, DE1, NY2, and VA2, and we continue to evaluate developing additional capacity at LA2 and on our Coronado Campus in Santa Clara.” Financial Results CoreSite reported FFO attributable to shares and units of $25.9 million for the three months ended September 30, 2014, an 18.4% increase year over year and a decrease of 3.1% on a sequential basis, owing in part to the previously-reported $3.7 million non-recurring benefit recorded in the second quarter related to adjustments to accruals for real estate taxes. On a per diluted share and unit basis, FFO increased 17.0% to $0.55 for the three months ended September 30, 2014, as compared to $0.47 per diluted share and unit for the three months ended September 30, 2013. Total operating revenues for the three months ended September 30, 2014, were $70.5 million, a 16.3% increase year over year. Data center revenues for the three months ended September 30, 2014, were $68.5 million, a 16.7% increase year over year. CoreSite reported net income attributable to common shares of $3.1 million, or $0.14 per diluted share.

Quarter Ended September 30, 2014 Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Sales Activity CoreSite executed 118 new and expansion data center leases representing $7.6 million of annualized GAAP rent during the third quarter, comprised of 54,123 NRSF at a weighted-average GAAP rate of $141 per NRSF. CoreSite’s renewal leases signed in the third quarter totaled $12.1 million in annualized GAAP rent, comprised of 55,262 NRSF at a weighted average GAAP rate of $219 per NRSF, reflecting a 3.0% increase in rent on a cash basis and a 10.6% increase on a GAAP basis. The third-quarter rental churn rate was 1.2%. CoreSite’s third-quarter data center lease commencements totaled 45,014 NRSF at a weighted average GAAP rental rate of $135 per NRSF, which represents $6.1 million of GAAP annualized rent. Development Activity CoreSite had 50,000 NRSF of data center space under construction at VA2 in Reston, Virginia, at the end of the third quarter. As of September 30, 2014, CoreSite had incurred $69.7 million of the estimated $74.9 million required to complete this project. During the third quarter, CoreSite also began construction on 15,149 NRSF of data center space at BO1 in Boston, which the company expects to complete in the second quarter of 2015 at an estimated cost of $9.5 million. Balance Sheet and Liquidity As of September 30, 2014, CoreSite had $305.3 million of total long-term debt, correlating to 2.3 times third-quarter annualized adjusted EBITDA and $420.3 million of long-term debt and preferred stock, correlating to 3.2 times third-quarter annualized adjusted EBITDA. At quarter end, CoreSite had $9.3 million of cash available on its balance sheet and $192.4 million of capacity available under its credit facility.

Quarter Ended September 30, 2014 Dividend On August 29, 2014, CoreSite announced a dividend of $0.35 per share of common stock and common stock equivalents for the third quarter of 2014. The dividend was paid on October 15, 2014, to shareholders of record on September 30, 2014. CoreSite also announced on August 29, 2014, a dividend of $0.4531 per share of Series A preferred stock for the period July 15, 2014, to October 14, 2014. The preferred dividend was paid on October 15, 2014, to shareholders of record on September 30, 2014. 2014 Guidance Excluding a previously-disclosed one-time charge of $0.02 per share and unit in the first quarter and a one-time net benefit recorded in the second quarter in the amount of $0.06 per share, CoreSite is increasing its guidance of FFO per diluted share and unit to a range of $2.12 to $2.16 from the previous range of $2.07 to $2.15. Including the above-referenced one-time items, CoreSite is increasing its 2014 guidance of FFO per diluted share and unit to a range of $2.16 to $2.20. In addition, CoreSite is revising its 2014 guidance for net income attributable to common shares to a range of $0.59 to $0.63 per diluted share from the previous range of $0.61 to $0.69 per diluted share. The difference between FFO and net income is attributable to real estate depreciation and amortization. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed. Upcoming Conferences and Events CoreSite will participate in NAREIT’s REITWorld conference from November 5 through November 7 at the Atlanta Marriott Marquis in Atlanta, GA and the 2014 RBC Capital Markets’ Technology, Internet, Media and Telecommunications Conference on November 11 at the Westin Times Square in New York City. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Quarter Ended September 30, 2014 Conference Call Details CoreSite will host a conference call on October 30, 2014, at 12:00 p.m., Eastern time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13591009. The replay will be available until November 6, 2014. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center solutions across eight key North American markets. More than 800 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options -- all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv | CoreSite Investor Relations Director +1 303.405.1012 | +1 303.222.7276 Greer.Aviv@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Quarter Ended September 30, 2014 Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile CoreSite delivers network-dense, cloud-enabled, enterprise-class data center products and services across eight key North American markets. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile NYSE-traded with a strong balance sheet NYSE: COR (2010); REIT status Predecessor entities founded in 2000 Equity market cap: $1.5 billion at September 30, 2014 Growth capacity: 2.3x debt to annualized adjusted EBITDA and 3.2x debt and preferred stock to annualized adjusted EBITDA at September 30, 2014 Scalable and flexible, broad platform in Tier-1 markets Recent delivery of our newest data center, NY2, located in Secaucus, NJ, and expected Q4 delivery of VA2, located in Reston Virginia 16 data centers in eight top North American markets located in network, financial, cloud and commerce hubs 2.5+ million gross square feet Ability to nearly double data center footprint on land and buildings currently owned Dense network connectivity and ecosystems Over 275 network service providers, 800 customers and 15,000 cross-connects Key ecosystems of customers and partners consisting of 34% networks and mobility, 24% cloud and IT service providers, 21% enterprise, 14% digital content and multimedia, and 7% systems integrators and managed services providers Partner-enabled value-added services supporting cloud computing Secure and reliable with best-in-class service Six 9s uptime for three consecutive years 350+ professionals with dedicated industry experts and 24x7 security guard monitoring Cabinet, standard or custom cage, and computer rooms Cross-connects, Any2 Internet Exchange, and Cloud Exchange – Ethernet Breakered and metered power Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

	Three Months Ended			Nine Months Ended	
Summary of Results	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating revenues	$ 70,515	$ 65,682	$ 60,635	$ 199,928	$ 173,393
Data center revenues	68,499	63,731	58,721	193,946	167,584
Net income	8,990	10,638	8,509	27,746	22,583
Net income attributable to common shares	3,147	3,883	2,901	9,763	7,368
Funds from operations (FFO) to shares and units	25,894	26,716	21,868	75,480	62,224
Adjusted funds from operations (AFFO)	19,111	21,579	20,562	60,046	58,675
EBITDA	31,286	31,533	25,683	90,010	73,564
Adjusted EBITDA	32,853	34,111	27,467	97,023	79,430
Per share - diluted:					
Net income attributable to common shares	$ 0.14	$ 0.18	$ 0.14	$ 0.45	$ 0.34
FFO per common share and OP unit	$ 0.55	$ 0.57	$ 0.47	$ 1.60	$ 1.33

	As of				
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Dividend Activity					
Dividends declared per share and OP unit	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.27
AFFO payout ratio	86.2%	76.2%	84.4%	84.4%	61.4%
Operating Portfolio Statistics					
Operating data center properties	16	16	16	16	14
Stabilized operating data center NRSF	1,334,914	1,326,332	1,326,332	1,327,205	1,225,596
Stabilized data center NRSF occupied	1,153,345	1,132,894	1,101,305	1,084,444	987,416
Stabilized data center % occupied	86.4%	85.4%	83.0%	81.7%	80.6%
Turn-Key Data Center Same Store Statistics					
MRR per Cabinet Equivalent	$ 1,447	$ 1,405	$ 1,399	$ 1,379	$ 1,352
Data center NRSF % occupied	80.1%	79.8%	76.2%	74.6%	75.0%
Market Capitalization, Debt & Preferred Stock					
Total enterprise value	$ 1,967,868	$ 1,945,279	$ 1,831,690	$ 1,852,319	$ 1,869,100
Total debt outstanding	305,250	276,750	260,000	232,500	166,625
Total debt and preferred stock outstanding	420,250	391,750	375,000	347,500	281,625
Debt to:					
Annualized Adjusted EBITDA	2.3x	2.0x	2.2x	2.1x	1.5x
Undepreciated book value of total assets	24.2%	22.3%	21.6%	19.8%	15.0%
Debt & Preferred Stock to:					
Annualized Adjusted EBITDA	3.2x	2.9x	3.1x	3.1x	2.6x
Undepreciated book value of total assets	33.3%	31.5%	31.1%	29.6%	25.4%

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix

10

Consolidated Balance Sheets (in thousands) September 30, December 31, 2014 2013 Assets: Investments in real estate: Land $ 79,929 $ 78,983 Building and building improvements 772,791 717,007 Leasehold improvements 102,267 95,218 954,987 891,208 Less: Accumulated depreciation and amortization (200,588) (155,704) Net investment in operating properties 754,399 735,504 Construction in progress 171,476 157,317 Net investments in real estate 925,875 892,821 Cash and cash equivalents 9,268 5,313 Accounts and other receivables, net 11,279 10,339 Lease intangibles, net 7,940 11,028 Goodwill 41,191 41,191 Other assets 67,145 55,802 Total assets $ 1,062,698 $ 1,016,494 Liabilities and equity: Liabilities Revolving credit facility $ 205,250 $ 174,250 Senior unsecured term loan 100,000 - Mortgage loan payable - 58,250 Accounts payable and accrued expenses 38,979 48,978 Accrued dividends and distributions 18,968 18,804 Deferred rent payable 9,196 9,646 Acquired below-market lease contracts, net 5,808 6,681 Prepaid rent and other liabilities 18,161 11,578 Total liabilities 396,362 328,187 Stockholders' equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 212 209 Additional paid-in capital 272,771 267,465 Accumulated other comprehensive income 200 - Distributions in excess of net income (63,084) (50,264) Total stockholders' equity 325,099 332,410 Noncontrolling interests 341,237 355,897 Total equity 666,336 688,307 Total liabilities and equity $ 1,062,698 $ 1,016,494 Development Financial Operating Capital 2014 11 Overview and Capital Appendix Statements Portfolio Structure Guidance Expenditures

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended	
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating revenues:					
Data center revenue:					
Rental revenue	$ 38,315	$ 36,938	$ 33,428	$ 110,152	$ 97,092
Power revenue	18,687	16,575	15,979	51,264	43,994
Interconnection revenue	9,169	8,591	7,441	25,819	21,066
Tenant reimbursement and other	2,328	1,627	1,873	6,711	5,432
Total data center revenue	68,499	63,731	58,721	193,946	167,584
Office, light industrial and other revenue	2,016	1,951	1,914	5,982	5,809
Total operating revenues	70,515	65,682	60,635	199,928	173,393
Operating expenses:					
Property operating and maintenance	20,043	18,534	17,368	54,866	47,013
Real estate taxes and insurance	3,073	(980)	2,226	5,059	6,750
Depreciation and amortization	20,914	19,504	16,424	58,300	48,634
Sales and marketing	3,806	3,747	3,206	11,141	10,931
General and administrative	7,145	6,732	7,045	21,582	20,225
Rent	5,113	5,070	5,082	15,249	14,631
Impairment of internal-use software	-	1,037	-	1,959	-
Transaction costs	49	9	25	62	279
Total operating expenses	60,143	53,653	51,376	168,218	148,463
Operating income	10,372	12,029	9,259	31,710	24,930
Interest income	1	2	14	5	18
Interest expense	(1,361)	(1,415)	(708)	(3,949)	(1,930)
Income before income taxes	9,012	10,616	8,565	27,766	23,018
Income tax (expense) benefit	(22)	22	(56)	(20)	(435)
Net income	8,990	10,638	8,509	27,746	22,583
Net income attributable to noncontrolling interests	3,759	4,670	3,524	11,730	8,962
Net income attributable to CoreSite Realty Corporation	5,231	5,968	4,985	16,016	13,621
Preferred dividends	(2,084)	(2,085)	(2,084)	(6,253)	(6,253)
Net income attributable to common shares	$ 3,147	$ 3,883	$ 2,901	$ 9,763	$ 7,368
Net income per share attributable to common shares:					
Basic	$ 0.15	$ 0.18	$ 0.14	$ 0.46	$ 0.35
Diluted	$ 0.14	$ 0.18	$ 0.14	$ 0.45	$ 0.34
Weighted average common shares outstanding:					
Basic	21,214,825	21,131,077	20,871,504	21,113,700	20,793,596
Diluted	21,708,759	21,604,730	21,479,971	21,679,931	21,465,710

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 12

Reconciliations of Net Income to FFO, AFFO and EBITDA

(in thousands, except share and per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Nine Months Ended	
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$ 8,990	$ 10,638	$ 8,509	$ 27,746	$ 22,583
Real estate depreciation and amortization	18,988	18,163	15,443	53,987	45,894
FFO	$ 27,978	$ 28,801	$ 23,952	$ 81,733	$ 68,477
Preferred stock dividends	(2,084)	(2,085)	(2,084)	(6,253)	(6,253)
FFO available to common shareholders and OP unit holders	$ 25,894	$ 26,716	$ 21,868	$ 75,480	$ 62,224
Weighted average common shares outstanding - diluted	21,708,759	21,604,730	21,479,971	21,679,931	21,465,710
Weighted average OP units outstanding - diluted	25,360,847	25,360,847	25,353,942	25,360,847	25,353,787
Total weighted average shares and units outstanding - diluted	47,069,606	46,965,577	46,833,913	47,040,778	46,819,497
FFO per common share and OP unit - diluted	$ 0.55	$ 0.57	$ 0.47	$ 1.60	$ 1.33

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended	
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
FFO available to common shareholders and unit holders	$ 25,894	$ 26,716	$ 21,868	$ 75,480	$ 62,224
Adjustments:					
Amortization of deferred financing costs	448	449	445	1,477	1,293
Non-cash compensation	1,518	1,532	1,759	4,766	5,337
Non-real estate depreciation	1,926	1,341	981	4,313	2,740
Straight-line rent adjustment	(1,709)	(1,378)	(539)	(3,523)	(970)
Amortization of above and below market leases	(256)	(112)	(241)	(438)	(672)
Impairment of internal-use software	-	1,037	-	1,959	-
Recurring capital expenditures	(1,125)	(1,377)	(1,174)	(4,175)	(3,808)
Tenant improvements	(666)	(1,579)	(1,578)	(3,453)	(4,218)
Capitalized leasing costs	(6,919)	(5,050)	(959)	(16,360)	(3,251)
AFFO available to common shareholders and OP unit holders	$ 19,111	$ 21,579	$ 20,562	$ 60,046	$ 58,675

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Nine Months Ended	
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$ 8,990	$ 10,638	$ 8,509	$ 27,746	$ 22,583
Adjustments:					
Interest expense, net of interest income	1,360	1,413	694	3,944	1,912
Income tax (benefit) expense	22	(22)	56	20	435
Depreciation and amortization	20,914	19,504	16,424	58,300	48,634
EBITDA	$ 31,286	$ 31,533	$ 25,683	$ 90,010	$ 73,564
Non-cash compensation	1,518	1,532	1,759	4,766	5,337
Transaction costs / litigation	49	9	25	288	529
Impairment of internal-use software	-	1,037	-	1,959	-
Adjusted EBITDA	$ 32,853	$ 34,111	$ 27,467	$ 97,023	$ 79,430

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 13

Operating Properties (in thousands, except NRSF data) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Pre- Stabilized NRSF(5) Development NRSF(6) Market/Facilities Annualized Rent ($000)(3) Total Percent Occupied(4) Total Percent Occupied(4) Total(6) Percent Occupied(4) Total Total Total Portfolio NRSF San Francisco Bay SV1 $ 11,070 84,045 83.0% 206,255 79.4% 290,300 80.4% - - 290,300 SV2 7,251 76,676 78.7 - - 76,676 78.7 - - 76,676 Santa Clara Campus 26,609 237,316 95.4 71,308 91.7 308,624 94.6 14,857 173,240 496,721 San Francisco Bay Total 44,930 398,037 89.6 277,563 82.5 675,600 86.7 14,857 173,240 863,697 Los Angeles One Wilshire Campus LA1* 24,071 139,053 81.5 4,373 82.8 143,426 81.5 - - 143,426 LA2 15,676 161,911 83.6 7,029 68.4 168,940 83.0 63,002 199,978 431,920 Los Angeles Total 39,747 300,964 82.6 11,402 73.9 312,366 82.3 63,002 199,978 575,346 Northern Virginia VA1 24,482 201,719 80.4 61,050 80.6 262,769 80.5 - - 262,769 VA2 - - - - - - - - 198,000 198,000 DC1* 2,906 22,137 88.8 - - 22,137 88.8 - - 22,137 Northern Virginia Total 27,388 223,856 81.3 61,050 80.6 284,906 81.1 - 198,000 482,906 Boston BO1 14,078 166,026 98.2 19,495 64.1 185,521 94.6 - 87,650 273,171 Chicago CH1 11,730 158,167 86.2 4,946 65.8 163,113 85.5 20,240 - 183,353 New York NY1* 5,501 48,404 73.3 209 100.0 48,613 73.5 - - 48,613 NY2 24 - - 7,281 16.5 7,281 16.5 52,692 195,086 255,059 New York Total 5,525 48,404 73.3 7,490 18.9 55,894 66.0 52,692 195,086 303,672 Miami MI1 1,767 30,176 79.3 1,934 38.6 32,110 76.8 - 13,154 45,264 Denver DE1* 733 4,144 100.0 - - 4,144 100.0 - - 4,144 DE2* 301 5,140 65.3 - - 5,140 65.3 - - 5,140 Denver Total 1,034 9,284 80.8 - - 9,284 80.8 - - 9,284 Total Facilities $ 146,199 1,334,914 86.4% 383,880 79.4% 1,718,794 84.8% 150,791 867,108 2,736,693 Data Center(1) Office and Light- Industrial(2) Total Stabilized Operating NRSF * Indicates properties in which we hold a leasehold interest. (1) (2) (3) (4) (5) (6) Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light industrial uses. Represents the monthly contractual rent on stabilized operating NRSF under existing commenced customer leases as of September 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. On a gross basis, our annualized rent was approximately $152.5 million as of September 30, 2014, which reflects the addition of $6.3 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases. Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of September 30, 2014. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development. In addition to the amounts above, we may develop an additional 138,000 NRSF at the Santa Clara Campus and 100,000 NRSF at NY2 upon our receipt of the necessary entitlements. Includes customer leases that have commenced and are occupied as of September 30, 2014. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 88.9%, 79.7%, and 86.9%, respectively, if all leases signed in current and prior periods had commenced. Represents pre-stabilized NRSF of projects/facilities which recently have been developed and are in the initial lease-up phase. Pre-stabilized projects/facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion. Annualized rent and percent occupied for pre-stabilized NRSF is $5.1 million and 35.1%, respectively, as of September 30, 2014. The percent occupied for total data center space including stabilized and prestabilized data center space was 81.2% as of September 30, 2014. Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data center NRSF includes a factor to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties. 14

Leasing Statistics

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases[1]	Total Leased NRSF[2]	GAAP Annualized Rent per Leased NRSF		GAAP Annualized Rent (000's)	Rental Churn Rate[3]	Cash Rent Growth[4]	GAAP Rent Growth[4]
New/expansion leases commenced	**YTD 2014**	**360**	**133,726**	**$ 134**		**$ 17,981**			
	Q3 2014	**115**	**45,014**	**135**		**6,066**			
	Q2 2014	126	60,587	135		8,152			
	Q1 2014	119	28,125	134		3,763			
	Q4 2013	109	116,052	41	(5)	4,808			
	Q3 2013	110	37,243	180		6,688			
New/expansion leases signed	**YTD 2014**	**370**	**152,815**	**$ 145**		**$ 22,114**			
	Q3 2014	**118**	**54,123**	**141**		**7,607**			
	Q2 2014	121	58,909	159		9,368			
	Q1 2014	131	39,783	129		5,139			
	Q4 2013	122	26,276	132		3,472			
	Q3 2013	106	23,294	170		3,965			
Renewal leases commenced	**YTD 2014**	**274**	**119,443**	**$ 189**		**$ 22,622**	**4.2%**	**3.0%**	**9.6%**
	Q3 2014	**123**	**55,262**	**219**		**12,078**	**1.2%**	**3.0%**	**10.6%**
	Q2 2014	77	41,890	167		7,009	1.8%	2.1%	8.1%
	Q1 2014	74	22,291	159		3,535	1.2%	4.7%	9.4%
	Q4 2013	59	50,513	135		6,816	1.9%	3.5%	14.3%
	Q3 2013	100	29,567	155		4,575	2.7%	6.6%	10.7%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Total leased NRSF is determined based on contractually leased square feet for leases that have been signed or commenced on or before September 30, 2014. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3) Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

(4) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

(5) The GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 includes a 101,721 NRSF built-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 would have been $116.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix

15

Leasing Statistics Lease Expirations (total operating properties, excluding pre-stabilized) Lease Distribution (total operating properties, excluding pre-stabilized) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Total Number Operating Percentage Percentage of NRSF of of Total of Leases Expiring Operating Annualized Year of Lease Expiration Expiring(1) Leases NRSF Rent Available as of September 30, 2014(5) - 260,821 15.1% $ - - % $ - $ - $ - 2014 238 94,512 5.5 11,985 8.2 126.81 12,278 129.91 2015 437 192,112 11.2 30,359 20.8 158.03 31,753 165.28 2016 321 169,565 9.9 24,756 16.9 146.00 27,825 164.10 2017 274 194,691 11.3 33,341 22.8 171.25 37,196 191.05 2018 71 159,501 9.3 16,322 11.2 102.33 19,727 123.68 2019-Thereafter 88 342,964 20.0 22,358 15.3 65.19 34,903 101.77 Office and light industrial (6) 90 304,628 17.7 7,078 4.8 23.23 7,373 24.20 Portfolio Total / Weighted Average 1,519 1,718,794 100.0% $ 146,199 100.0% $ 100.28 $ 171,055 $ 117.32 (1) (2) (3) (4) (5) (6) Annualized Annualized Rent Per Annualized Annualized Rent Per Rent at Leased Rent Leased Expiration NRSF at ($000)(2) NRSF ($000)(3) Expiration(4) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Represents the final monthly contractual rent under existing customer leases as of September 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue. Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements. Excludes NRSF held for development or under construction. Of the occupied office and light industrial leases, 6,488 NRSF, 38,280 NRSF, 93,424 NRSF, 7,741 NRSF, 4,207 NRSF and 154,488 NRSF are scheduled to expire in 2014, 2015, 2016, 2017, 2018 and 2019 and thereafter, respectively, which accounts for (in thousands) $154, $634, $1,929, $209, $129 and $4,318 of annualized rent scheduled to expire during each respective period. Total Percentage Percentage Number Percentage Operating of Total of of of All NRSF of Operating Annualized Square Feet Under Lease(1) Leases(2) Leases Leases(3) NRSF Rent Available colocation(5) - - % 181,569 10.6% $ - - % Available office and light-industrial - - 79,252 4.6 - - Colocation NRSF: 5,000 or less 1,377 90.7 460,230 26.8 74,285 50.9 5,001 - 10,000 23 1.5 159,918 9.3 20,280 13.8 10,001 - 25,000 11 0.7 161,266 9.4 26,990 18.5 Greater than 25,000 2 0.1 63,545 3.7 7,269 5.0 Powered shell 16 1.1 308,386 17.9 10,297 7.0 Office and light-industrial 90 5.9 304,628 17.7 7,078 4.8 Portfolio Total 1,519 100.0% 1,718,794 100.0% $ 146,199 100.0% (1) (2) (3) (4) (5) Annualized Rent ($000)(4) Represents all leases in our portfolio, including data center and office and light industrial leases. Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Represents the square feet at a building under lease as spec ified in the lease agreements plus management’s estimate of spac e available for lease to third parties based on engineers' drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement. Excludes NRSF held for development or under construction.

Geographic Diversification and 10 Largest Customers Geographic Diversification 10 Largest Customers Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Percentage of Total Metropolitan Market Annualized Rent San Francisco Bay 30.7 % Los Angeles 27.2 Northern Virginia 18.8 Boston 9.6 Chicago 8.0 New York 3.8 Miami 1.2 Denver 0.7 Total 100.0 % Weighted Percentage Percentage Average Number Total of Total of Remaining of Occupied Operating Annualized Lease Term in Customer Industry CoreSite Vertical Locations NRSF(1) NRSF(2) Rent(4) Months(5) 1 Technology Digital Content 4 41,811 2.4% $ 10,463 7.2% 26 2 Technology Cloud 7 141,345 8.2 9,647 6.6 60 3 Technology Systems Integration & __Managed Service Provider 3 53,014 3.1 6,758 4.6 36 4 Technology Digital Content 9 59,114 3.4 5,379 3.7 12 5 Technology Cloud 1 29,775 1.7 3,981 2.7 45 6 Government* Enterprise 1 130,960 7.6 3,906 2.7 88 7 Financial(6) Enterprise 2 12,188 0.7 3,054 2.1 120 8 Technology Systems Integration & __Managed Service Provider 1 6,255 0.4 2,646 1.8 29 9 Managed Services Systems Integration & __Managed Service Provider 1 23,663 1.4 2,381 1.6 103 10 Government Enterprise 2 16,769 1.0 2,373 1.6 58 Total/Weighted Average 514,894 29.9% $ 50,588 34.6% 49 * Denotes customer using space for general office purposes. (1) (2) (3) (4) (5) (6) Customer's lease term includes auto renewal provisions at the end of years 4 and 6 which the customer may opt out of by paying a termination fee of $0.4 million and $0.3 million, respectively. Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before September 30, 2014. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio which, as of September 30, 2014, consisted of 1,718,794 NRSF. Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2014, which was approximately $146.2 million. Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2014. Annualized Rent ($000)(3)

Development Summary and Capital Expenditures (in thousands, except NRSF data) Completed Pre-Stabilized Data Center Projects as of September 30, 2014 Data Center Projects Under Construction as of September 30, 2014 Capital Expenditures – Quarter Ended Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix September 30, 2014 June 30, 2014 March 31, 2014 December 31, 2013 September 30, 2013 Data center expansion (1) 14,166 $ 32,082 $ 18,917 $ 46,574 $ 67,688 $ Non-recurring investments (2) 2,304 2,671 5,714 9,330 3,831 Tenant improvements 666 1,579 1,208 2,074 1,578 Recurring capital expenditures (3) 1,125 1,377 1,673 1,612 1,174 Total capital expenditures 18,261 $ 37,709 $ 27,512 $ 59,590 $ 74,271 $ Repairs and maintenance expense (4) 2,186 $ 2,600 $ 2,284 $ 2,665 $ 1,954 $ (1) (2) (3) (4) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades. Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations. Projects/Facilities(1) Metropolitan Area Completion NRSF (1) Cost Percent Leased(2) Percent Occupied LA2 Los Angeles Mar 2013 8,122 871 $ 43.6% 43.6 % LA2 Los Angeles Mar 2013 21,169 8,866 83.7 83.7 SV4 San Francisco Bay Apr 2013 14,857 12,911 37.1 0.0 CH1 Chicago Apr 2013 20,240 5,200 28.1 28.1 NY2 New York Dec 2013 18,103 14,417 82.6 69.5 LA2 Los Angeles Feb 2014 33,711 9,800 6.1 0.0 NY2 New York Mar 2014 16,484 14,540 73.4 73.4 NY2 New York Mar 2014 18,105 14,540 16.3 6.8 Total completed pre-stabilized 150,791 81,145 $ 41.9% 35.1% (1) (2) These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. See Appendix for definition of stabilized and pre-stabilized NRSF. During the quarter, previously prestabilized projects, 16,640 NRSF at SV4 and 2,294 NRSF at LA2, reached stabilization, 85% occupancy, and are included in our stabilized operating NRSF in the Operating Properties table. Includes customer leases that have been signed as of September 30, 2014. The percent leased is determined based on leased square feet as proportion of total pre-stabilized NRSF. Projects/Facilities Metropolitan Area Estimated Completion NRSF(1) Incurred todate Estimated Total (2) VA2 Northern Virginia Q4 2014 50,000 69,735 $ 74,860 $ BO1 Boston Q2 2015 15,149 4 9,500 Total under construction 65,149 69,739 $ 84,360 $ (1) (2) Reflects management's estimate of cost of completion based upon the actual cost at quarter-end, plus management's estimate of the cost to complete construction. NRSF reflec ts management’s estimate based on engineering drawings and required support spac e and is subject to change based on final demising of the space. Costs

Market Capitalization and Debt Summary (in thousands, except per share data) Market Capitalization Debt Summary (1) Outstanding as of: Debt Maturities Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Shares or Equivalents Outstanding Market Price / Liquidation Value as of September 30, 2014 Market Value Equivalents Common shares 21,722 $32.87 714,002 $ Operating partnership units 25,361 $32.87 833,616 Liquidation value of preferred stock 4,600 $25.00 115,000 Total equity 1,662,618 Total debt 305,250 Total enterprise value 1,967,868 $ Total debt to annualized adjusted EBITDA 2.3x Total debt and preferred stock to annualized adjusted EBITDA 3.2x Instrument Rate Maturity Date Maturity Date with Extension September 30, 2014 December 31, 2013 Revolving credit facility (2) 2.16% 1/3/2017 1/3/2018 205,250 $ 174,250 $ Senior unsecured term loan (3) 3.23% 1/31/2019 1/31/2019 100,000 - SV1 - mortgage loan N/A N/A - 58,250 Total Debt 305,250 $ 232,500 $ Weighted average debt rate 2.51% Preferred Stock 7.25% N/A N/A 115,000 115,000 Total Debt and Preferred Stock 420,250 $ 347,500 $ Floating rate vs. fixed rate debt 67% / 33% 100% / 0% Floating rate vs. fixed rate debt and preferred stock 49% / 51% 67% / 33% (1) (2) (3) See the most recent filed Form 10-K and 10-Q for information on specific debt instruments. The revolving credit facility interest rate is based on LIBOR at September 30, 2014, plus applicable spread. Represents the effective interest rate as a result of the interest rate swap agreement associated with $100 million 1 month LIBOR variable rate debt. $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2014 2015 2016 2017 2018 2019

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended	
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Interest expense and fees	$ 2,105	$ 1,997	$ 1,402	$ 5,865	$ 3,659
Amortization of deferred financing costs	448	449	445	1,477	1,293
Capitalized interest	(1,192)	(1,031)	(1,139)	(3,393)	(3,022)
Total interest expense	**$ 1,361**	**$ 1,415**	**$ 708**	**$ 3,949**	**$ 1,930**
Percent capitalized	46.7%	42.2%	61.7%	46.2%	61.0%

Debt Covenants

		Revolving Credit Facility & Senior Unsecured Term Loan				
	Required Compliance	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Fixed charge coverage ratio	Greater than 1.75x	7.7x	7.5x	7.8x	7.2x	7.5x
Total indebtedness to gross asset value	Less than 60%	17.5%	16.4%	15.6%	15.5%	11.5%
Secured debt to gross asset value	Less than 40%	0.0%	0.0%	0.0%	3.7%	3.8%
Unhedged variable rate debt to gross asset value	Less than 30%	11.5%	10.2%	9.3%	14.9%	10.8%
Facility availability		$405,000	$405,000	$405,000	$405,000	$405,000
Borrowings outstanding		(205,250)	(176,750)	(160,000)	(174,250)	(108,000)
Outstanding letters of credit		(7,330)	(7,330)	(8,390)	(8,390)	(8,390)
Current availability		$192,420	$220,920	$236,610	$222,360	$288,610

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | **Capital Structure** | 2014 Guidance | Appendix 20

2014 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:	Low	High
Net income attributable to common shares	$ 0.59	$ 0.63
Real estate depreciation and amortization	1.57	
FFO [(1)]	**$ 2.16**	**$ 2.20**
Non-recurring FFO items:		
Q2 benefit from real estate tax accrual true-up	(0.08)	
Q1 and Q2 charges for software impairment	0.04	
FFO excluding non-recurring items [(1)]	**$ 2.12**	**$ 2.16**
Projected operating results:		
Total operating revenues	$ 268,000	$ 272,000
Data center revenue	$ 260,000	$ 264,000
General and administrative expenses	$ 28,000	$ 30,000
Adjusted EBITDA	$ 129,000	$ 133,000
Guidance drivers:		
Rental churn rate per quarter	1%	2%
Cash rent growth on data center renewals	1%	4%
Capital expenditures:		
Data center expansion	$ 80,000	$ 90,000
Non-recurring investments	$ 15,000	$ 20,000
Tenant improvements	$ 5,000	$ 10,000
Recurring capital expenditures	$ 5,000	$ 10,000
Total capital expenditures	$ 105,000	$ 130,000

(1) In the second half of 2014, CoreSite expects to incur additional non-real estate depreciation expense of approximately $0.03 to $0.04 per share to FFO.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | **2014 Guidance** | Appendix 21

Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Turn-Key Same Store Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2012, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light industrial space and space for which development was completed and became available to be leased after December 31, 2012. The turn-key same store space as of December 31, 2012, is 948,427 NRSF. CoreSite tracks same store on a computer room basis within each data center facility. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (MRR) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter end cabinet equivalents billed plus prior quarter end cabinet equivalents billed)/2)). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. Stabilized and pre-stabilized NRSF Projects and facilities that have been recently developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupied or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

 Appendix Funds From Operations “FFO” is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

 Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Impairment charges Plus: Below market debt amortization Less: Straight line rents adjustment Less: Amortization of above and below market leases Less: Recurring capital expenditures Less: Tenant improvements Less: Capitalized leasing costs AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix